UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 819-5500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 11, 2011, First Niagara Financial Group, Inc. (“First Niagara”) and NewAlliance Bancshares, Inc. (“NewAlliance”) issued a press release announcing the election deadline for stockholders who held NewAlliance shares as of March 4, 2011 to elect to receive cash, shares of First Niagara common stock or a combination thereof, subject to certain adjustment, election and allocation procedures. The election deadline for such NewAlliance stockholders to make their election is no later than 5:00 p.m., New York City time, on April 5, 2011.

The proposed acquisition of NewAlliance by First Niagara is expected to be completed when all of the conditions to completion contained in the merger agreement are satisfied or waived, including receipt of required regulatory approvals.

A copy of the press release announcing the election deadline is being filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 11, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: March 11, 2011

By:/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer
(Duly authorized representative)

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 11, 2011